EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Stockholders and Board of Directors
SVB Financial Group:
We consent to the incorporation by reference in the registration statements (333-261669, 333-234694, 333-213281, 333-213279, 333-198147, 333-192471, 333-188707,333-183323, 333-176232, 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, 033-60467) on Form S-8 and registration statement (No. 333-253002) on Form S-4 of our report dated February 24, 2023, with respect to the consolidated financial statements of SVB Financial Group and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
San Francisco, California
February 24, 2023